UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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IMMUCELL CORPORATION

(Name of Registrant as Specified In Its Charter)

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IMMUCELL CORPORATION

Notice of Annual Meeting of Stockholders

June 15, 2011

To the Stockholders of ImmuCell Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the Company) will be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Wednesday, June 15, 2011 at 8:30 a.m. for the following purposes:

1.	Election of Directors: To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified (Proposal One).

2.

Ratification of Appointment of Independent Registered Public Accounting Firm: To ratify the selection by the Audit Committee of the Board of Directors of Baker Newman & Noyes, LLC as our independent registered public accounting firm for the year ending December 31, 2011 (Proposal Two); and

3.

Other Business: To conduct such other business as may properly come before the annual meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary.

The Board of Directors has fixed the close of business on Monday, April 18, 2011, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

Michael F. Brigham, Secretary
April 19, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

IMMUCELL CORPORATION

56 Evergreen Drive

Portland, ME 04103

April 19, 2011

PROXY STATEMENT

2011 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the Company), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 8:30 a.m. on Wednesday, June 15, 2011 at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are first being given or sent to stockholders on or about April 19, 2011. Stockholders who execute proxies may revoke them at any time before exercise thereof. See “OTHER MATTERS”, below.

VOTING OF OUTSTANDING COMMON STOCK

Only stockholders of record at the close of business on Monday, April 18, 2011, the record date, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments thereof. As of such date, there were 2,973,652 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the Company’s common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the voting inspector appointed for the meeting.

With regard to the election of directors (Proposal One), votes may be cast in favor or withheld. The nominees for director receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the six nominees receiving the largest number of votes cast will be elected. The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented at the meeting is required to ratify the appointment of the Independent Registered Public Accounting Firm (Proposal Two). Abstentions and votes against may be specified on the proposal to ratify the appointment of the Independent Registered Public Accounting Firm. Since the ratification of this appointment requires the approval of the holders of a majority of the shares of the Company’s common stock represented at the meeting, abstentions, votes against and broker non-votes will have the effect of a negative vote.

Approximately half of our stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held beneficially and those owned of record.

Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being made available to you through your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote and you are also invited to attend the meeting. Your bank, broker, trustee, or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee, or nominee how to vote these shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds the shares giving you the right as beneficial owner to vote your shares at the meeting. If you do not give instructions to your bank or brokerage firm, it will not be allowed to vote your shares with respect to certain “non-discretionary” proposals, but it will be able to vote your shares with respect to certain “discretionary” proposals. For example, the election of directors (Proposal One) is considered to be a “non-discretionary” proposal on which banks and brokerage firms may not vote without instructions from the beneficial owner. “Broker nonvotes” for “non-discretionary” proposals are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered to be a “discretionary” proposal on which banks and brokerage firms may vote.

Stockholder of Record: If your shares are registered directly in your name with ImmuCell’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being made available directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by the voting inspector and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting.

EXPENSES AND SOLICITATION

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND COMMUNICATIONS

Proposals (other than director nominations, which are addressed in the following paragraph) of stockholders of the Company intended to be presented at the 2012 Annual Meeting of Stockholders must be received by the Company at its principal place of business no later than Monday, December 19, 2011 to be included in the Company’s Proxy Statement and form of proxy relating to that meeting. Certified mail addressed to the Secretary of the Company is advised. No such proposals were received by the Company by December 21, 2010 for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2011 Annual Meeting of Stockholders.

The Nominating Committee of the Board of Directors will consider nominees for director recommended by stockholders, applying the same evaluation standards as it would apply to candidates identified by management, other members of the Board of Directors or the Nominating Committee. Recommendations for director nominees may be sent to the Nominating Committee through the Secretary of the Company. Under the advance notice provisions in the Company’s By-laws, stockholders intending to formally nominate a person for election as a director at the Annual Meeting itself, as distinguished from recommending a candidate to the Nominating Committee, must notify the Secretary of the Company in writing of this intent not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days from such anniversary date, the notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed. Such notice must comply with the provisions set forth in the By-laws.

For nominations of candidates recommended by stockholders for election as directors to have been considered at the 2011 Annual Meeting of Stockholders, notice must have been received by the Secretary of the Company no earlier than March 18, 2011 and no later than April 18, 2011, and meet other requirements set forth in the By-laws. No such nominations were received. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests it in writing. Such requests should be addressed to the Secretary of the Company.

Stockholders that wish to send communications to the Board of Directors for any reason may do so by mail sent to ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103, Attention: Secretary. The Secretary is responsible for bringing any such communications to the attention of the full Board of Directors at its next regularly scheduled meeting, which is generally quarterly. Additionally, after adjournment of the formal business matters at each year’s Annual Meeting, there is an opportunity for stockholders to communicate directly with the Company’s management and directors. The Company encourages its directors to attend the Annual Meeting of Stockholders in person. All directors did attend the 2010 Annual Meeting of Stockholders.

OTHER MATTERS

The management of the Company does not know of any matter not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any matters other than those referred to above properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote thereat and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder’s proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Proposal One and FOR the ratification of the appointment of the independent registered public accounting firm outlined in Proposal Two.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

With approval from the Board of Directors, the Compensation and Stock Option Committee determined that the title of President and CEO should be given to an individual not being the same person holding the title of Chairman. The objective of this policy is to avoid a concentration of authority in any one person. Mr. Michael F. Brigham has served as President and CEO since February 2000. Dr. Joseph H. Crabb has served as Vice President and Chief Scientific Officer since December 1998, and he has also served as Chairman of the Board of Directors since June 2009. Before June 2009, the position of Chairman had been vacant. It is the policy of the Board of Directors to have a meeting without the presence of the executive officers each time that the Board or any of its committees meet to assure that candid discussions of business matters are conducted with and without the influence of the executive officers.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

During 2010, the Board of Directors of the Company held four regular meetings and took action by unanimous written consent three times. The committees of the Board of Directors are the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee. During the year ended December 31, 2010, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). At the first meeting of the Board following this year’s Annual Meeting, directors will be elected to serve on the various Board committees until the next Annual Meeting and until their successors are elected.

The Board has established an Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits and reviews of its financial statements. The Audit Committee engages the Company’s Independent Registered Public Accounting Firm, consults with such auditors with regard to audit plans, reviews the annual reports of the independent auditors, oversees the adequacy of the Company’s internal operating procedures and controls, meets with management and the auditors to review quarterly and annual financial results, authorizes the public release of press releases covering financial results, reviews and authorizes quarterly and annual reports filed with the Securities and Exchange Commission and otherwise oversees compliance with certain legal, ethical and regulatory matters. The development and manufacture of products that are subject to both scientifically-proven efficacy and regulatory approval is full of risk. The Audit Committee takes the lead on oversight of credit, liquidity and operational risk, but the entire Board, in conjunction with the executive officers, is very involved with reviewing Audit Committee recommendations and making independent assessments of risks in all areas of the Company’s business. The Company does not have a specific risk management department, but the Company’s Director of Finance and Administration and its President and CEO manage and contract for the Company’s insurance coverages in consultation with outside experts, in addition to identifying, managing and monitoring risk in areas not specifically covered by insurance. The Director of Finance and Administration reports to the President and CEO, who reports to the Board. The Committee’s members are Dr. Maxwell, Dr. Rhodes and Mr. Rothschild. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules. The Audit Committee held six meetings during the 2010 fiscal year. The Audit Committee Report can be found beginning on page 11 of this Proxy Statement, and the “Charter and Powers of the Audit Committee” has been posted on the Company’s web-site (www.immucell.com/pdf/charter.pdf).

The Board has established a Compensation and Stock Option Committee for the purpose of reviewing and recommending salary, bonus and other benefits for executive officers and directors of the Company. The Compensation and Stock Option Committee is responsible for administering the Company’s 2000 Stock Option and Incentive Plan and the 2010 Stock Option and Incentive Plan. The Committee’s members are Dr. Maxwell, Dr. Rhodes and Mr. Rothschild, all of whom are independent directors. Dr. Rhodes serves as chair of the Committee. The Compensation and Stock Option Committee held one meeting during the 2010 fiscal year. The Compensation and Stock Option Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the Board. Its recommendations on executive and director compensation are subject to review and final approval by the Board of Directors, a majority of whose members are independent directors. Company management provides the Committee with information relevant to a determination of executive and director compensation, but does not participate in Committee votes in this regard. In recent years, the Committee has not retained or relied upon outside consultants to assist in its determination of executive or director compensation.

The Board has established a Nominating Committee for the purpose of recommending to the full Board the number of directors to serve on the Board, criteria for Board membership and nominees for election to the Board. In doing so, the Nominating Committee considers the integrity and relevant business experience of each nominee. All nominees included on this year’s proxy card were recommended by the Nominating Committee and then approved by a vote of the Board. The Nominating Committee values diversity, believing that the Company benefits from decision making that includes a range of opinions, viewpoints and experience. For instance, the Nominating Committee would not want a Board comprised only of directors having principally financial expertise or experience or only of people whose principal experience is on the operational side of the dairy industry. Likewise, the Nominating Committee believes that a Board consisting of all men or all women would not be as strong as a gender-diverse Board. While there is always room for improvement, the Nominating Committee believes that it is making substantial progress towards achieving these goals. The Committee’s members are Dr. Rhodes, Mr. Rothschild and Dr. Tomsche, all of whom are independent directors. Mr. Rothschild serves as chair of the Committee. The Nominating Committee met one time during the 2010 fiscal year. Provisions for stockholders to nominate candidates for election as directors are described above under the caption, “STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND COMMUNICATIONS”. The Nominating Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the Board.

DIRECTOR COMPENSATION

The following table contains information as to the compensation paid by the Company to its non-executive directors for services rendered during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Robert C. Bruce	$8,000	—	—	$8,000
William H. Maxwell, M.D.	$8,000	—	—	$8,000
Linda Rhodes, V.M.D., Ph.D.	$8,000	—	—	$8,000
Jonathan E. Rothschild	$8,000	—	—	$8,000
David S. Tomsche, D.V.M.	$8,000	—	—	$8,000

Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors’ meetings or committee meetings. The Company pays non-employee directors an annual retainer (payable in two equal installments in January and July) plus a fee of $1,000 for each of the four regularly scheduled Board meetings per year. The annual retainer was increased from $2,000 to $4,000 effective July 1, 2008. Per-meeting fees are subject to reduction if a director attends less than substantially all of the meeting, and are generally waived altogether in the case of special meetings. The meeting fee for in-person meetings is reduced by 50% for full participation by teleconference and is reduced by 75% for partial participation by teleconference.

At the time first elected to the Board, Dr. Rhodes and Dr. Tomsche were each granted a non-qualified stock option to purchase 15,000 shares of common stock under the Company’s 2000 Stock Option and Incentive Plan. The options were granted on terms similar to those previously granted to other directors under the 2000 Outside Director Plan, which plan expired in June 2005. Dr. Rhodes’ option had an exercise price equal to the fair market value of the common stock on the grant date, August 22, 2005 ($4.67 per share), and vested in three equal increments when she was re-elected to the Board in 2006, 2007 and 2008. Dr. Rhodes exercised 2,000 of these stock options in June 2007. The 13,000 options granted to Dr. Rhodes, that were not exercised, expired on August 21, 2010. The options granted to Dr. Tomsche have an exercise price equal to the fair market value of the common stock on the grant date, December 20, 2006 ($5.80 per share), and vested in three equal increments when he was re-elected to the Board in 2007, 2008 and 2009. These options to Dr. Tomsche expire if not exercised by December 19, 2011 or, if earlier, within three months (twelve in cases of death or disability) after termination of service as a director.

INDEMNIFICATION AGREEMENTS

The Company has entered into indemnification agreements with its directors and executive officers in substantially the form approved by the stockholders at the 1989 Annual Meeting, as recently updated. The agreements include procedures for reimbursement by the Company of certain liabilities and expenses which may be incurred in connection with service as a director or officer. The Company expects to enter into indemnification agreements with individuals who become directors in the future, as well as such officers of the Company as the Board of Directors may from time to time determine.

EXECUTIVE OFFICER COMPENSATION

Under the By-laws, officers are elected by the Board of Directors at its first meeting following each Annual Meeting of Stockholders of the Company, and each serves for a one-year term and until his or her successor is chosen and qualified. The Company has two executive officers, as follows:

MICHAEL F. BRIGHAM: Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth below under the caption “ELECTION OF THE BOARD OF DIRECTORS (Proposal One)”.

JOSEPH H. CRABB, Ph.D.: Information concerning the background and experience of Dr. Crabb and the period during which he has served in his current capacity is set forth below under the caption “ELECTION OF THE BOARD OF DIRECTORS (Proposal One)”.

BOBBI JO KUNDE: Ms. Kunde joined the Company as Director of Sales and Marketing in January 2010. Prior to that, she had been employed as Director of Sales since May 2008 and Sales Manager from February 2004 to April 2008 at APC, Inc. of Ankeny, Iowa, a developer and marketer of functional protein products for animal health and nutrition. Prior to that, she held other sales and marketing positions at APC, W & G Marketing Company, Inc. of Ames, Iowa, The Council for Agricultural Science and Technology of Ames, Iowa and Meyocks Group Advertising of West Des Moines, Iowa after graduating from Iowa State University.

SUMMARY COMPENSATION TABLE

The following table contains information as to the total compensation paid by the Company to its executive officers for services rendered during the fiscal years ended December 31, 2009 and 2010.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	All Other Compensation (3)	Total
Michael F. Brigham	2010	$187,872	$—	$—	$5,486	$193,358
President, Chief Executive Officer, Treasurer and Secretary	2009	$187,380	$1,000	$32,300	$5,642	$226,322

Joseph H. Crabb, Ph.D.	2010	$118,176	$—	$—	$4,724	$122,900
Vice President and Chief Scientific Officer and Chairman of the Board of Directors	2009	$187,380	$1,000	$32,300	$5,642	$226,322

Bobbi Jo Kunde Director of Sales and Marketing	2010	$139,455	$—	$29,100	$647	$169,202

(1)	This amount was earned in 2009 as of part of a Company-wide bonus award paid equally to all full-time employees in December 2009.
(2)	For Mr. Brigham and Dr. Crabb, this amount represents the fair value of grants of 47,500 stock options to each executive officer with an exercise price of $1.70 per share that were issued on January 9, 2009 and vest on January 8, 2012. For Ms. Kunde, this amount represents the fair value of 5,000 stock options with an exercise price of $3.65 per share that were issued on January 4, 2010 and vest on January 4, 2013 and 5,000 stock options with an exercise price of $3.99 per share that were issued on February 8, 2010 and vest on February 8, 2013 and 10,000 stock options with an exercise price of $3.15 per share that were issued on December 15, 2010 and vest on December 15, 2013.
(3)	Represents employer contributions earned under a Company-wide 401(k) matching program for Mr. Brigham and Dr. Crabb. For Ms. Kunde, this amount represents the personal use of a company-owned vehicle.

Generally effective February 1st of each year, annual salaries and bonuses for these executive officers are determined in the discretion of the Compensation and Stock Option Committee. Effective February 2, 2008, the annual salary for these executive officers was set at $187,380. This annual salary amount was increased to $200,000 for Mr. Brigham effective January 29, 2011. Effective April 3, 2010, the status of Dr. Crabb’s employment was changed from full-time to part-time. Accordingly, effective April 3, 2010, the annual salary for Dr. Crabb was reduced to $90,000. This annual salary amount was increased to $100,000 for Dr. Crabb effective January 29, 2011. Effective May 1, 2010 through April 30, 2011, the Company contributes $10,203 per year towards the cost of family health insurance coverage for all full-time employees electing this coverage. Effective May 1, 2011, this Company contribution is expected to increase to $10,773 per year. The Company makes no contribution towards the cost of health insurance coverage for part-time employees, although all part-time employees working at least 16 hours per week may buy into the Company’s group coverage on a pre-tax basis. Mr. Brigham and Dr. Crabb both elect family coverage.

EMPLOYMENT AGREEMENTS

Effective March 26, 2010, both executive officers entered into amendments to their employment agreements that superseded and replaced in their entirety previous employment agreements. By waiving rights to contractual employment, the executive officers agreed to serve the Company in “at will” capacities on such terms as the Board of Directors may from time to time determine, subject to termination by the Board of Directors at any time with or without cause and without a contractual right to severance compensation. Under these contract amendments, Mr. Brigham continues to serve the Company as President and Chief Executive Officer, and Dr. Crabb continues to serve the Company as Vice President and Chief Scientific Officer.

OUTSTANDING EQUITY AWARDS

Stock options are the only outstanding form of equity awards to the Company’s executive officers. The following table contains information on stock options held by the executive officers at December 31, 2010.

	Outstanding Option Awards at Fiscal Year-End
Name	Number of Shares Underlying Unexercised Options - Exercisable	Number of Shares Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Grant Date	Option Expiration Date
Michael F. Brigham
	1,000	—	$3.20	12/11/2001	12/10/2011
	1,000	—	$3.10	12/18/2003	12/17/2013
	1,000	—	$5.25	3/19/2007	3/18/2017
	—	47,500	$1.70	1/09/2009	1/08/2019

Joseph H. Crabb, Ph.D.
	1,000	—	$3.20	12/11/2001	12/10/2011
	1,000	—	$3.10	12/18/2003	12/17/2013
	1,000	—	$5.25	3/19/2007	3/18/2017
	—	47,500	$1.70	1/09/2009	1/08/2019

Bobbi Jo Kunde
	—	5,000	$3.65	1/4/2010	1/3/2020
	—	5,000	$3.99	2/8/2010	2/7/2020
	—	10,000	$3.15	12/15/2010	12/14/2020

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock at April 15, 2011 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s executive officers named in the Summary Compensation Table above and (iv) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares of the Company’s Common Stock Beneficially Owned (1)	Percent of the Company’s Common Stock Beneficially Owned
Jonathan E. Rothschild (2)	463,780	15.6%
Michael F. Brigham (3)	157,870	5.3%
Joseph H. Crabb, Ph.D. (4)	116,111	3.9%
David S. Tomsche, D.V.M. (5)	48,473	1.6%
William H. Maxwell, M.D.	20,000	0.7%
Linda Rhodes, V.M.D., Ph.D.	3,600	0.1%
Directors and executive officers as a group (6 persons) (6)	809,834	27.0%

(1)	The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes of this table. The figures in the table include shares of common stock covered by stock options, which are currently or will become exercisable within 60 days of the date of this Proxy Statement.
(2)	This figure includes 214,155 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild. The address of Mr. Rothschild is c/o Arterio, Inc., 1061-B Shary Circle, Concord, CA, 94518.
(3)	This figure includes 3,000 shares of common stock covered by stock options, which are currently exercisable. Mr. Brigham’s address is c/o ImmuCell Corporation, 56 Evergreen Drive, Portland, ME 04103.
(4)	This figure includes 3,000 shares of common stock covered by stock options, which are currently exercisable, and 113,111 shares of common stock held jointly with Dr. Crabb’s wife. Dr. Crabb’s address is c/o ImmuCell Corporation, 56 Evergreen Drive, Portland, ME 04103.
(5)	This figure includes 15,000 shares of common stock covered by stock options, which are currently exercisable.
(6)	This figure includes 21,000 shares of common stock covered by stock options, which are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Dr. David S. Tomsche (a member of our Board of Directors) is a controlling owner of Stearns Veterinary Outlet, Inc., a domestic distributor of ImmuCell products (First Defense®, Wipe Out® Dairy Wipes, and CMT) and of J-t Enterprises of Melrose, Inc., an exporter. His affiliated companies purchased approximately $229,000, $283,000 and $288,000 of products from ImmuCell during the years ended December 31, 2008, 2009 and 2010, respectively, on terms consistent with those offered to other distributors of similar status. Our accounts receivable (subject to standard and customary payment terms) due from these affiliated companies aggregated approximately $22,000 and $45,000 as of December 31, 2009 and 2010, respectively. Additionally, we spent approximately $9,000 and $4,000 on marketing support for affiliated companies controlled by Dr. Tomsche during the years ended December 31, 2008 and 2009, respectively.

The President and CEO is responsible for reviewing related party transactions. To assist with this process, each director is asked to complete an annual questionnaire covering transactions of this nature and other related matters. Regardless of dollar value, all related party transactions are reviewed with the relevant director and with the entire Board of Directors, if necessary.

ELECTION OF THE BOARD OF DIRECTORS (Proposal One)

Each of the six persons listed below has been nominated to serve as a director until the next Annual Meeting of Stockholders and until his or her successor is chosen and qualified. Proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) for election as directors of the nominees listed below:

MICHAEL F. BRIGHAM Age: 50 Officer since: October 1991 Director since: March 1999

Mr. Brigham was appointed to serve as President and Chief Executive Officer in February 2000, while maintaining the titles of Treasurer and Secretary, and was appointed to serve as a Director of the Company in March 1999. He previously had been elected Vice President of the Company in December 1998 and served as Chief Financial Officer since October 1991. He has served as Secretary since December 1995 and as Treasurer since October 1991. Prior to that, he served as Director of Finance and Administration since originally joining the Company in September 1989. Mr. Brigham serves on the Board of Directors of the Maine Biotechnology Information Bureau and as the Treasurer of the Board of Trustees of the Kennebunk Free Library. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his Masters in Business Administration from New York University in 1989.

JOSEPH H. CRABB, Ph.D. Age: 56 Officer since: March 1996 Director since: March 2001	Dr. Crabb was appointed to serve as a Director of the Company in March 2001, having previously served in that capacity during the period from March 1999 until February 2000, and he was appointed Chairman of the Board of Directors in June 2009. He was elected Vice President of the Company in December 1998 while maintaining the title of Chief Scientific Officer. He has served as Chief Scientific Officer since September 1998. Prior to that, he served as Vice President of Research and Development since March 1996. Prior to that, he served as Director of Research and Development and Senior Scientist since originally joining the Company in November 1988. He is currently a reviewer for several peer-reviewed journals. Concurrent with his employment, he has served on five study sections at the National Institutes of Health and held three adjunct faculty positions. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

WILLIAM H. MAXWELL, M.D. Age: 72 Director since: 1986	Dr. Maxwell is a member of the Compensation and Stock Option Committee and the Audit Committee of the Board of Directors. He has been President of Maxwell, Kluger, Makaretz M.D., P.A., ENT Associates (MKM) since its inception in 1973 through September 2010, working as an otolaryngologist (head and neck surgeon). He continues to practice with MKM ENT Associates, a department of Mercy Hospital. He is Chairman of the Board of Medical Network, Inc. (a Maine PPO). Previously, he served as President and CEO of Medical Mutual Insurance Company of Maine from 1978 to 1999.

LINDA RHODES, V.M.D., Ph.D Age: 61 Director since: August 2005	Dr. Rhodes is chair of the Compensation and Stock Option Committee and a member of the Audit Committee and of the Nominating Committee of the Board of Directors. Dr. Rhodes is CEO of Aratana Therapeutics, a venture capital backed start-up company developing new drugs for animals. Previously, she was a founding partner of AlcheraBio, LLC, an animal health consulting and contract research firm, which firm was acquired in October 2008 by Argenta, a New Zealand animal health formulations and contract manufacturing organization. She is an adjunct professor for the Graduate School of Animal Science at Rutgers University and is chair of the Board of Directors of the Alliance for Contraception in Cats and Dogs (a non-profit organization). From 1998 to 2001, she was a Director of

Development Projects and New Technology Assessment at Merial Ltd, a joint venture between Merck and Sanofi-Aventis. Prior to that, she held various research positions at Merck Research Laboratories and Sterling Drug Company. She held several teaching positions and worked as a bovine veterinarian in private practice. She earned her Ph.D. in Physiology/Immunology from Cornell University and her V.M.D. from the Pennsylvania School of Veterinary Medicine.

JONATHAN E. ROTHSCHILD Age: 57 Director since: April 2001

Mr. Rothschild is chair of the Nominating Committee and a member of the Compensation and Stock Option Committee and of the Audit Committee of the Board of Directors. Since 1981, he has been President of Arterio, Inc., of Concord, California, a vitamin and nutrition company that does business as Ecological Formulas. He served as a director and Chief Financial Officer of Cistron Biotechnology from 1999 until it was acquired by Celltech, PLC in November 2000.

DAVID S. TOMSCHE, D.V.M. Age: 54 Director since: December 2006

Dr. Tomsche is a member of the Nominating Committee of the Board of Directors. He is a large animal veterinarian and owner of Stearns Veterinary Outlet, Inc. (a veterinary distribution company) and of J-t of Melrose, Inc. (an international export company). He has been a director of Agricultural Solutions, Inc. since June 2008. He served as a director of VetPharm, Inc, an animal health products distributor, from 1995 until the company was sold in 2007. He also is a dairy producer. He obtained his degrees from the University of Minnesota.

Each of these individuals brings distinct skills, perspectives and attributes to the Board of Directors. Mr. Brigham is an executive officer who has been employed by the Company since 1989 and has a financial and accounting background. Dr. Crabb is an executive officer who has been employed by the Company since 1988 and has a strong technical/scientific background. Dr. Maxwell has a human medical background and has served on the Board of Directors since before the Company’s initial public offering of common stock in 1987, bringing continuity and historical perspective to the Board’s deliberations. Dr. Rhodes was a practicing large animal veterinarian earlier in her career and now is CEO of a venture capital backed start-up company developing new drugs for animals. Mr. Rothschild owns approximately 15.6% of the Company’s common stock and has experience owning and operating small businesses in the health and nutritional sector. Dr. Tomsche is a veterinarian and owner of a distribution outlet of products and services for animals, as well as an investor in and owner of dairy farms.

There is no family relationship between any executive officer, director, or person nominated or chosen by the Company to become a director. Except for Mr. Brigham and Dr. Crabb (both of whom are ImmuCell employees), each of the Company’s existing directors or nominees qualifies as an “independent director” as defined under applicable NASDAQ Stock Market rules. In evaluating the independence of directors, the Board did consider the matters described above under the caption “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE”. If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next Annual Meeting.

The Board of Directors recommends that you vote FOR the election of the six nominees listed above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM (Proposal Two)

The Audit Committee has appointed Baker Newman & Noyes, LLC to serve as our independent registered public accounting firm for 2011.

Although stockholder approval of the Audit Committee’s selection of Baker Newman & Noyes, LLC is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. A representative of Baker Newman & Noyes, LLC is expected to be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If this proposal is not approved at the annual meeting, the Audit Committee will reconsider its selection of Baker Newman & Noyes, LLC. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

Principal Accounting Fees and Services

Set forth below is a summary of the fees incurred for services rendered by the Company’s Independent Registered Public Accounting Firm, which was Baker Newman & Noyes, LLC, for the years ended December 31, 2008, 2009 and 2010.

	2008	2009	2010
Audit Fees (1)	$49,100	$50,000	$51,100
Audit-Related Fees (2)	1,500	5,200	1,250
Tax Fees (3)	10,325	7,000	7,250

Total	$60,925	$62,200	$59,600

(1)

These fees include charges by the auditors for their reviews of quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of each fiscal year and their audits of the annual financial statements included in the Company’s Annual Reports on Form 10-K, and incidental expenses.

(2)	In 2008 and 2009, these fees were for additional procedures related to management’s assertion regarding internal control. In 2010, these fees were for review work related to the filing of a Form S-8.
(3)

The Tax Fees in 2008 represent the agreed upon contract amount to assist with the preparation of the tax returns for the year ended December 31, 2008, which work was completed and paid in 2009, and $3,325 of additional tax consulting and incidental expenses. The Tax Fees in 2009 represent the agreed upon contract amount to assist with the preparation of tax returns for the year ended December 31, 2009, which work was completed and paid in 2010. The Tax Fees in 2010 represent the agreed upon contract amount to assist with the preparation of tax returns for the year ended December 31, 2010, which work is expected to be completed and paid in 2011.

Pre-Approval Policy

In accordance with the procedures set forth in its charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its Independent Registered Public Accounting Firm. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the Independent Registered Public Accounting Firm with respect to such services or by establishing detailed pre-approval policies and procedures to govern such engagement. The Audit Committee authorizes management to spend up to $5,000 per year for services that are not anticipated at the time of the engagement, provided that the Audit Committee is promptly informed of such services.

Information Concerning Independent Registered Accounting Firm

In March 2011, the Audit Committee engaged Baker Newman & Noyes, LLC to audit the Company’s financial statements for the year ending December 31, 2011. This decision is expected to be ratified by the Board of Directors. Baker Newman & Noyes, LLC had previously audited the Company’s financial statements for the years ended December 31, 2008, 2009 and 2010. The Audit Committee’s engagement of this firm was made in accordance with procedures contemplated in the Committee’s charter.

The report of Baker Newman & Noyes, LLC on the financial statements for the three years ended December 31, 2010 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with that firm’s audits of financial statements for the three years ended December 31, 2010, there were no disagreements between the Company and Baker Newman & Noyes, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Baker Newman & Noyes, LLC, would have caused Baker Newman & Noyes, LLC to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

The Board of Directors recommends that you vote FOR the ratification of our independent registered public accounting firm for 2011.

Audit Committee Financial Expert

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Item 407 of Regulation S-K promulgated by the Securities and Exchange Commission, the Company is required to disclose whether it has at least one “Financial Expert” serving on its Audit Committee and if so, the name of the expert and whether the expert is independent of management. A company that does not have an Audit Committee Financial Expert must disclose this fact and explain why it has no such expert.

At the present time, the Company’s Audit Committee does not have a member who meets the Securities and Exchange Commission’s complete definition of a financial expert. It is the opinion of the Company’s Board of Directors, however, that the Company addresses its audit functions with a depth of penetration and rigor that meets the intent of the requirements of the Sarbanes-Oxley Act for the following reasons:

•	All members of the Audit Committee of the Company are independent Directors, as defined by the Securities and Exchange Commission and NASDAQ.

•

The three members of the Audit Committee have knowledge of accounting for both their own businesses as well as for the Company. The members of the Audit Committee have considerable experience running a medical practice, a start-up animal health company and a vitamin and nutrition company.

•	Internal audit work of the Company is performed by its Director of Finance and Administration, Accounting Associate and Administrative Associate.

•	The Company also continuously reviews, at its own initiative, the expertise of the members of its Board of Directors and its Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with certain applicable laws and regulations. The Audit Committee is responsible for selecting and hiring the Independent Registered Public Accounting Firm and meets with those accountants (in person or by telephone) before each quarterly press release of financial results. The Audit Committee approves the public disclosure and filing with the Securities and Exchange Commission of the related press releases. After reviewing the quarterly and annual reports that are prepared by management, the Audit Committee authorizes the filing of such reports with the Securities and Exchange Commission. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules. The Audit Committee currently operates under a charter adopted by the Board in 2004. The Company has a January 1st to December 31st fiscal year. The Audit Committee met six times during the 2010 fiscal year.

The Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2010 and discussed such statements with management. The Audit Committee has discussed with Baker Newman & Noyes, LLC, the Company’s Independent Registered Public Accounting Firm during the 2010 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received from Baker Newman & Noyes, LLC the written disclosures and the letter required by Independence Standards Board Standard No. 1 and has discussed the auditor’s independence with them. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and be filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

William H. Maxwell, M.D.

Linda Rhodes, V.M.D., Ph.D.

Jonathan E. Rothschild

CODE OF BUSINESS CONDUCT AND ETHICS

In December 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics that applies to the Company’s chief executive officer and director of finance and administration as well as to all employees of the Company. This Code is a set of written standards that are reasonably designed to deter wrongdoing and to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission, (iii) compliance with applicable governmental laws, (iv) prompt internal reporting of violations of the Code and (v) accountability for adherence to the Code. This Code has been posted on the Company’s web-site (www.immucell.com/pdf/code.pdf) and was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company will mail a copy of its Code of Business Conduct and Ethics to any interested party without charge, upon request. Such requests may be made by mail to the Company’s Secretary at ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the best of the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, the Company’s officers, directors and greater than ten-percent beneficial owners complied on a timely basis with all applicable Section 16(a) filing requirements, except for one Initial Statement of Beneficial Ownership of Securities on Form 3 for Ms. Kunde reporting the grant of 5,000 stock options that do not vest until January 4, 2013 and one Statement of Changes in Beneficial Ownership of Securities on Form 4 for Ms. Kunde reporting the grant of 5,000 stock options that do not vest until February 7, 2013 and one additional Form 4 for Ms. Kunde reporting the grant of 10,000 stock options that do not vest until December 15, 2013 that were all filed late.

By Order of the Board of Directors

MICHAEL F. BRIGHAM, Secretary

April 19, 2011

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 WHICH INCLUDES THE COMPANY’S FINANCIAL STATEMENTS TOGETHER WITH A LETTER TO STOCKHOLDERS, WHICH SERVES AS THE COMPANY’S 2010 ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2010 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

INVESTOR RELATIONS

IMMUCELL CORPORATION

56 EVERGREEN DRIVE

PORTLAND, ME 04103

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

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IMMUCELL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2011

The undersigned stockholder(s) of ImmuCell Corporation (the “Company”), do(es) hereby appoint Mr. Michael F. Brigham and Dr. Joseph H. Crabb, or either of them, true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $0.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Wednesday, June 15, 2011 at 8:30 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 19, 2011, the Proxy Statement accompanying the Notice, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the accompanying Letter to Stockholders.

(Continued and to be signed on the reverse side.)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUCELL CORPORATION

June 15, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting and Proxy Statement

are available at www.immucell.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20630000000000001000 5	061511

SAID PROXIES ARE DIRECTED TO VOTE AS INDICATED ON THE FOLLOWING PROPOSALS:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:			2. TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O MICHAEL F. BRIGHAM O JOSEPH H. CRABB O WILLIAM H. MAXWELL O LINDA RHODES O JONATHAN E. ROTHSCHILD O DAVID S. TOMSCHE

3.  OTHER MATTERS:

     To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.

Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL ONE HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DESCRIBED IN PROPOSAL TWO ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

			PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON.			☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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